 Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE STANDARD REGISTER COMPANY

(Exact name of issuer as specified in its Charter)

Ohio	31-0455440
(State of Incorporation)	(I.R.S. Employer Identification No.)

600 Albany Street, Dayton, Ohio	45417
(Address of Principal Executive Offices)	(Zip Code)

THE STANDARD REGISTER COMPANY 2011 EQUITY INCENTIVE PLAN

 (Full Title of the Plan)

Gerard D. Sowar, Esq.

Vice President, General Counsel

and Secretary

The Standard Register Company

600 Albany Street

Dayton, Ohio  45417

(937) 221-1940

 (Name, address, zip code, telephone number,

and area code of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ___

Accelerated filer  ___

Non-accelerated filer  ___ (Do not check if a smaller reporting company) Smaller reporting company   X

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value	5,780,000	$3.48*	$20,114,400	$2,335.28

Approximate date of proposed commencement of sales hereunder:

As soon as practicable after the effective date of this Registration Statement

*

Based pursuant to Rule 457(c), on the average of the high and low prices of the common stock of The Standard Register Company on the New York Stock Exchange on April 26, 2011, a date within 5 days of the date on which this Registration Statement is filed.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is set forth in the “Prospectus.”  The Prospectus is a part of the Section 10(a) Prospectus to which this Registration Statement relates but it is not filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Standard Register Company (the “Registrant”) states that the documents listed below are incorporated by reference in this Registration Statement.  Registrant further states that all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement.

•

The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011.

•

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since January 2, 2011.

•

The description of the Common Stock contained on the Company’s Form 8-A Registration Statement under the Securities Exchange Act of 1934, effective May 13, 1996.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

The legality of the Common Stock offered hereby will be passed upon for the Company by Dinsmore & Shohl LLP, 1900 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s Regulations provide that the Registrant shall indemnify each director, officer, employee or agent of the Registrant to the fullest extent permitted by law.

Ohio corporate law provides, with limited exceptions, that a director may be held liable in damages for acts or omissions as a director only if it is proven by clear and convincing evidence that the director undertook the act or omission with deliberate intent to cause injury to the corporation or with reckless disregard for its best interests.

The indemnification provisions of Ohio corporate law require indemnification of a director who has been successful on the merits or otherwise in defense of any action that he or she was a party to because he or she is or was a director of the corporation.  The indemnification authorized by Ohio corporate law is not exclusive and is in addition to any other rights granted to directors.

In addition, the Registrant maintains director and officer liability insurance which provides coverage against certain liabilities.

Item 7.  Exemption From Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit No.

Description

5, 23(a)

Opinion of Dinsmore & Shohl LLP as to the legality of the securities being registered

23(b)

Consent of Battelle & Battelle LLP, independent registered public accounting firm

24

Power of Attorney**

**

Contained herein on the signature page

Item 9.  Undertakings.

A.

The undersigned registrant hereby undertakes:

i.

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

ii.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

iii.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio on April 28, 2011.

The Standard Register Company

By:  /s/ J.P Morgan, Jr.

J.P. Morgan, Jr., President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints F. D. Clarke, III, and J. P. Morgan, Jr., and each of them, jointly and severally, as his true and lawful attorney-in-fact and agent, each with full power of substitution, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and to perform any acts necessary to be done in order to file such amendment with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature

Title

Date

/s/F. D. Clarke, III

Chairman of the Board

April 28, 2011

F. D. Clarke, III

/s/J. P. Morgan, Jr.

President and Chief Executive

April 28, 2011

J. P. Morgan, Jr.

Officer and Director

(Principal Executive Officer)

/s/R. M. Ginnan

Vice President, Treasurer and

April 28, 2011

R. M. Ginnan

Chief Financial Officer

(Principal Financial and

Principal Accounting Officer)

/s/D. P. Bailis

Director

April 28, 2011

D. P. Bailis

/s/R. W. Begley, Jr.

Director

April 28, 2011

R. W. Begley, Jr.

/s/J. D. Klapstein

Director

April 28, 2011

J. D. Klapstein

/s/M. E. Kohlsdorf

Director

April 28, 2011

M. E. Kohlsdorf

/s/R. E. McCarthey

Director

April 28, 2011

R. E. McCarthey

/s/J. J. Schiff, Jr.

Director

April 28, 2011

J. J. Schiff, Jr.

/s/J. Q. Sherman, II

Director

April 28, 2011

J. Q. Sherman, II

INDEX TO EXHIBITS

Exhibit No.	Description	Page
5, 23(a)	Opinion of Dinsmore & Shohl LLP as to the legality of the securities being registered.
23(b)	Consent of Battelle & Battelle, LLP, independent registered public accounting firm
24	Power of Attorney	**

**

Contained herein on the signature page

Exhibits 5 and 23(a)

       Charles F. Hertlein, Jr.

           (513) 977-8315

April 29, 2011

The Standard Register Company

600 Albany Street

Dayton, Ohio 45417

Ladies and Gentlemen:

This opinion is rendered for use in connection with the Registration Statement on Form S-8, prescribed pursuant to the Securities Act of 1933, to be filed by The Standard Register Company (the “Company”) with the Securities and Exchange Commission on or about April 29, 2011, under which 5,780,000 shares of the Company’s Common Stock, $1.00 par value, (“Common Stock”) are to be registered.

We hereby consent to the filing of this opinion as Exhibits 5 and 23(a) to the Registration Statement and to the reference to our name in the Registration Statement.

As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company’s Articles of Incorporation and Regulations and the record of proceedings of the stockholders and directors of the Company.

Based upon the foregoing, we are of the opinion that:

1.

The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Ohio.

2.

When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and up to 5,780,000 shares of Company Common Stock have been issued and sold upon the terms set forth in the Registration Statement, such shares will be legally and validly issued and outstanding, fully-paid and nonassessable.

Very truly yours,

DINSMORE & SHOHL LLP

/s/Charles F. Hertlein, Jr.

Charles F. Hertlein, Jr.

Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Standard Register Company (the “Company”) of our report dated March 4, 2011 relating to the consolidated financial statements of the Company, which appears in the Company’s Annual Report on Form 10-K for the year ended January 2, 2011.

/s/ Battelle & Battelle, LLP

Dayton, Ohio

April 29, 2011